3DSYSTEMS

SECOND QUARTER & SIX MONTHS 2015 CONFERENCE CALL AND WEBCAST

MANUFACTURING*THE*FUTURE

WWW.3DSYSTEMS.COM | NYSE:DDD

PRESENTERS

Stacey Witten	• Vice President, Investor Relations
Avi Reichental	• President & Chief Executive Officer
Dave Styka	• Executive Vice President & Chief Financial Officer
Andy Johnson	• Executive Vice President & Chief Legal Officer

WELCOME WEBCAST VIEWERS

To listen to the conference via phone and to ask questions during our Q&A session, please dial:

- **1-877-407-8291 in the United States**
- **1-201-689-8345 from outside the United States**

FORWARD LOOKING STATEMENTS

This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, expectations, intentions, projections, developments, future events, performance or products, underlying assumptions, and other statements which are other than statements of historical facts. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "hope," "expects," "intends," "plans," "anticipates," "contemplates," "believes," "estimates," "predicts," "projects," "potential," "continue," and other similar terminology or the negative of these terms. From time to time, we may publish or otherwise make available forward-looking statements of this nature. All such forward-looking statements, whether written or oral, and whether made by us or on our behalf, are expressly qualified by the cautionary statements described on this message including those set forth below. In addition, we undertake no obligation to update or revise any forward-looking statements to reflect events, circumstances, or new information after the date of the information or to reflect the occurrence or likelihood of unanticipated events, and we disclaim any such obligation.

Forward-looking statements are only predictions that relate to future events or our future performance and are subject to known and unknown risks, uncertainties, assumptions, and other factors, many of which are beyond our control, that may cause actual results, outcomes, levels of activity, performance, developments, or achievements to be materially different from any future results, outcomes, levels of activity, performance, developments, or achievements expressed, anticipated, or implied by these forward-looking statements. As a result, we cannot guarantee future results, outcomes, levels of activity, performance, developments, or achievements, and there can be no assurance that our expectations, intentions, anticipations, beliefs, or projections will result or be achieved or accomplished. These forward-looking statements are made as of the date hereof and are based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. 3D System's actual results could differ materially from those stated or implied in forward-looking statements. Past performance is not necessarily indicative of future results. We do not intend to update these forward looking statements even though our situation may change in the future. Further, we encourage you to review the risks that we face and other information about us in our filings with the SEC, including our Annual Report on Form 10-K. These are available at www.SEC.gov.

OPERATING RESULTS

Avi Reichental
President & CEO

MANUFACTURING*THE*FUTURE

SECOND QUARTER 2015 OVERVIEW

Revenue increased 13% to $170.5 million, representing a 22% increase on a constant currency basis

Continued industry-level challenges contributed to a 5% decline in organic revenue, representing 2% organic growth on a constant currency basis

Gross profit margin remained flat at 47.9% compared to the second quarter of 2014

GAAP loss of $0.12 per share and non-GAAP earnings of $0.03 per share

All comparisons are as compared to Second Quarter 2014 unless otherwise noted

SECOND QUARTER REVENUE HIGHLIGHTS

$ in millions


$175.0
$170.0
$165.0
$160.0
$155.0
$150.0
$145.0
$140.0
$135.0
$130.0
$125.0
$144.1
$155.2
$172.4
$144.8
$161.2
Q2 2014
Q3 2014
Q4 2014
Q1 2015
Q2 2015


$18.0
$16.0
$14.0
$12.0
$10.0
$8.0
$6.0
$4.0
$2.0
$-
$7.4
$11.8
$15.0
$15.9
$9.3
Q2 2014
Q3 2014
Q4 2014
Q1 2015
Q2 2015

Design & Manufacturing

Revenue increased 12%, or $17 million, compared to the second quarter of 2014 and increased 11%, or $16 million, sequentially.

Consumer

Revenue increased 27%, or $2 million, compared to second quarter of 2014 and decreased 41%, or $7 million, sequentially.

STRENGTH IN KEY AREAS

Six Months

Direct Metal	Metals revenue increased 14% on a 37% increase in printer units. Remaining application and performance issues impeded growth, and we are working diligently to remediate these issues.
Healthcare	Healthcare revenue increased 32% to $64.8 million on expanded products and services.
Software	Software revenue increased 119% to $37 million, including Cimatron.

FINANCIAL REVIEW

Dave Styka
Executive Vice President & CFO

MANUFACTURING*THE*FUTURE

GAAP OPERATING RESULTS

$ in millions, except earnings per share	Second Quarter		Six Months	
	2015	2014	2015	2014
Revenue	$ 170.5	$ 151.5	$ 331.2	$ 299.3
Gross Profit	$ 81.6	$ 72.4	$ 160.6	$ 147.9
Gross Profit Margin	*47.9%*	*47.8%*	*48.5%*	*49.4%*
Operating Expenses	$ 105.5	$ 68.0	$ 202.0	$ 134.0
% of Revenue	*61.9%*	*44.9%*	*61.0%*	*44.8%*
Operating Income (Loss)	($23.8)	$ 4.4	($41.4)	$ 13.9
% of Revenue	*(14.0%)*	*2.9%*	*(12.5%)*	*4.6%*
3DS Net Income (Loss)	($13.7)	$ 2.1	($26.9)	$ 7.0
% of Revenue	*(8.0%)*	*1.4%*	*(8.1%)*	*2.3%*
Earnings (Loss) Per Share	($0.12)	$ 0.02	($0.24)	$ 0.07

NON-GAAP RECONCILIATION

	Second Quarter		Six Months	
($ in millions, except per share amounts)	**2015**	**2014**	**2015**	**2014**
GAAP net income	($ 13.7)	$ 2.1	($ 26.9)	$ 7.0
Cost of sales adjustments:				
Amortization of intangibles	$ 0.1	$ 0.1	$ 0.2	$ 0.1
Operating expense adjustments:				
Amortization of intangibles	$ 17.4	$ 8.1	$ 31.8	$ 17.3
Acquisition and severance expenses	$ 1.9	$ 2.4	$ 5.2	$ 3.4
Non-cash stock-based compensation expense	$ 9.7	$ 8.4	$ 20.1	$ 15.6
Other expense adjustments:				
Non-cash interest expense	—	$ 0.1	-	$ 0.2
Tax effect	($ 12.3)	($ 4.6)	($ 22.0)	($ 12.0)
Non-GAAP net income	$ 3.1	$ 16.6	$ 8.3	$ 31.7
Non-GAAP diluted earnings per share	$ 0.03	$ 0.16	$ 0.07	$ 0.30

- Tables may not foot due to rounding

We use non-GAAP financial measures of adjusted net income and adjusted earnings per share to supplement our unaudited condensed consolidated financial statements presented on a GAAP basis to facilitate a better understanding of the impact that several strategic acquisitions had on our financial results.

REVENUE BY GEOGRAPHY

$ in millions

Second Quarter


$180
$160
$140
$120
$100
$80
$60
$40
$20
$0
20%
28%
52%
16%
31%
53%
2014
2015
Americas
EMEA
Asia-Pac

In the second quarter:

- Americas revenue increased 15% to $90.4 million
- EMEA revenue grew 25% to $52.3 million
- APAC revenue decreased 9% to $27.8 million

Six Months


$350
$300
$250
$200
$150
$100
$50
$0
21%
30%
49%
16%
31%
53%
2014
2015
Americas
EMEA
Asia-Pac

In the first six months:

- Americas revenue increased 20% to $176.7 million
- EMEA revenue grew 13% to $101.0 million
- APAC revenue decreased 15% to $53.6 million

REVENUE BY CATEGORY

$ in millions

Second Quarter



$180
$160
$140
$120
$100
$80
$60
$40
$20
$0
34%
25%
41%
39%
21%
40%
2014
2015
Products
Materials
Services

In the second quarter:
- Products revenue increased 10% to $68.2 million
- Materials revenue decreased 4% to $36.4 million
- Service revenue expanded 28% to $65.9 million

Six Months



$350
$300
$250
$200
$150
$100
$50
$0
33%
26%
41%
38%
22%
40%
2014
2015
Products
Materials
Services

In the first six months:
- Products revenue increased 7% to $130.9 million
- Materials revenue decreased 6% to $73.5 million
- Service revenue expanded 29% to $126.8 million

GROSS PROFIT MARGIN

$ in millions

Category	Second Quarter 2015 Gross Profit	2015 Gross Profit Margin	2014 Gross Profit	2014 Gross Profit Margin	Yr-Yr % Change Gross Profit	Yr-Yr % Change Gross Profit Margin
Products	$ 18.9	27.8%	$ 22.1	35.7%	(14.4%)	(22.2%)
Materials	$ 28.2	77.3%	$ 26.6	70.0%	5.8%	10.5%
Services	$ 34.5	52.4%	$ 23.6	45.9%	46.0%	14.1%
Total	**$ 81.6**	**47.9%**	**$ 72.4**	**47.8%**	**12.7%**	**0.2%**

- Products GPM decreased primarily from an inventory write-off and higher than normal manufacturing variances attributable to the consolidation of production facilities
- Materials GPM increased on mix and operational efficiencies, despite the lower volume of sales
- Services GPM expanded on higher healthcare and software contributions and improving Quickparts GPM

OPERATING EXPENSES

$ in millions

	Second Quarter					
	GAAP Operating Expenses			Non-GAAP Operating Expenses		
Category	2015	2014	YOY Change Favorable/ (Unfavorable)	Q2 2015	Q2 2014	YOY Change Favorable/ (Unfavorable)
R&D	$ 25.7	$ 17.7	(45.3%)	$ 25.7	$ 17.7	(45.3%)
% of Revenue	*15%*	12%		*15%*	12%	
SG&A	$ 79.7	$ 50.3	(58.5%)	$ 50.7	$ 31.0	(63.5%)
% of Revenue	47%	33%		*30%*	*20%*	
Total Operating Exp	**$ 105.5**	**$ 68.0**	(55.0%)	**$ 76.4**	**$ 48.7**	(56.9%)
% of Revenue	*62%*	*45%*		*45%*	*32%*	

- SG&A increased from acquired expenses, including intangibles amortizations and higher compensation
- R&D increased from new product developments and acquired businesses R&D expenditures
- Cash operating expenses increased 11% sequentially and 54% compared to last year

WORKING CAPITAL

$ in millions

	June 2015	December 2014	% Change Favorable/ (Unfavorable)
Cash	$ 171.2	$ 284.9	(39.9%)
Accounts Receivable	$ 149.5	$ 168.4	11.2%
Inventory	$ 130.7	$ 96.6	(35.3%)
Accounts Payable	$ 63.7	$ 64.4	1.1%
Working Capital	$ 346.0	$ 432.2	(19.9%)

- Used $6.4 million of cash in operations during the second quarter of 2015
- Paid $15.0 million for acquisitions and venture investments in the second quarter and $93.5 million in the first half
- Backlog increased sequentially 3% to $38.8 million

OPERATING MEASURES

Focusing on driving productivity and efficiency measures to achieve operating leverage

Continuing to consolidate facilities, shed less profitable activities, accelerate synergy and cost reduction measures and drive process improvements

Investing to enhance the quality of our products and services and improve customer and partner relationships

BUSINESS UPDATE & OUTLOOK

Avi Reichental
President & CEO

MANUFACTURING*THE*FUTURE

RECENT HIGHLIGHTS

New Products and Partnerships

- Expanded presence and coverage in China through the acquisition of Easyway
- Broadened partner network with the addition of Konica Minolta Australia, HK 3D in the United Kingdom and MLC CAD Systems in the United States
- Entered into agreements with the U.S. Air Force Research Laboratory, Honeywell and the U.S. Navy, expanding our relevance in aerospace and defense research and development activities
- Expanded CubePro® 3D printer capabilities with Infinity™ rinse-away water soluble support material
- Extended our education coverage by entering new distribution relationships with Douglas Stewart EDU and Thermo Fisher Scientific and strengthened our K-12 offering by integrating STEAMtrax's curricula into our education kits

QUALITY IN EVERYTHING WE DO

Product Design

- Enhancing new product delivery processes by fully leveraging Wilsonville expertise in design, reliability engineering, quality and compliance testing for all products

Manufacturing

- Installing additional process-checks and performance metrics designed to improve quality and reduce manufacturing errors throughout our operations

Customer and Partner

- Enhancing partner transactional systems and integrating partner logistics
- Streamlining customer service and support operations for faster response times

OUTLOOK

Quality

We believe that delivering quality in everything that we do, from product design and manufacturing processes to partner training and ongoing customer support, will strengthen our overall competitiveness.

Differentiation

We believe that focusing our resources and capabilities in key areas—including **industrial**, **healthcare**, **engineering** and **education**—will allow us to deliver differentiated products and services faster.

Value

We believe that **innovation, quality, operational excellence** and **partner friendliness** will enhance our customer attractiveness and deliver greater earnings power as industry growth resumes.

Q&A SESSION

Out of respect for other conference call participants, please ask one question and then return to the queue to ask additional questions

Please direct all questions through the teleconference portion of this call

To ask questions:

- **U.S.: 1-877-407-8291**
- **International: 1-201-689-8345**

THANK YOU

MANUFACTURING *THE* FUTURE

WWW.3DSYSTEMS.COM | NYSE:DDD